                                                                    EXHIBIT 99.1

                    [VON PHARMACEUTICALS, INC. LOGO OMITTED]

               COMPANY CONTACT:         VION PHARMACEUTICALS, INC.
                                        Alan Kessman, Chief Executive Officer
                                        Howard B. Johnson, President
                                        (203) 498-4210 phone

Vion Initiates Phase III Trial of CLORETAZINE(TM) (VNP40101M)

In Relapsed Acute Myelogenous Leukemia

NEW HAVEN, CT, MARCH 28, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it commenced dosing the first patient on the Phase
III pivotal trial of its anticancer agent CLORETAZINE(TM) (VNP40101M) in relapsed acute myelogenous leukemia (AML).

Susan O'Brien, MD, Professor of Medicine in the Department of Leukemia, and
principal investigator for the trial at MD Anderson Cancer Center commented,
"The therapeutic options for patients with relapsed acute myelogenous leukemia are limited and unsatisfactory. Given emerging evidence of CLORETAZINE(TM)
(VNP40101M)'s anti-leukemia activity, MD Anderson is pleased to be the lead institution for this global Phase III clinical trial."

"Encouraging CLORETAZINE(TM) (VNP40101M) results in early phase trials have also provided important leads in other malignancies," said Frank Giles, MD, Chief,
Section Developmental Therapeutics, Department of Leukemia, University of Texas,
MD Anderson Cancer Center. "The launch of a pivotal Phase III trial is an important milestone in the development of any drug; it is especially gratifying to see an AML investigational agent go to Phase III so rapidly" said Giles.

Alan Kessman, Chief Executive Officer, stated "We are proud of our continued
progress in the development program for CLORETAZINE(TM) (VNP40101M). We consider the start of this pivotal trial as a major milestone accomplishment for Vion. We are hopeful that the Phase III trial will prove CLORETAZINE(TM) (VNP40101M)'s potential to bring a new treatment to patients in first relapse AML, which is currently an unmet medical need. "

Vion recently reached agreement with the U.S. Food and Drug Administration (FDA)
on a Special Protocol Assessment (SPA) for this trial. The trial is a double-blind, placebo-controlled randomized evaluation of an experimental treatment consisting of Ara-C plus CLORETAZINE(TM) (VNP40101M) versus a control arm regimen of Ara-C and placebo. This trial is designed to accrue patients in first relapse whose first complete remission (CR) was more than three months but less than twenty-four months in duration. Patients will be stratified according to: (i) age, greater than or less than 60 years and (ii) length of the first CR, more than or less than 12 months in duration.

The primary endpoint for the trial is the objective response rate, defined as CR plus CRp (a complete remission with incomplete recovery of the platelet count).
Secondary endpoints include time to progression, duration of response, overall survival and toxicity. An interim analysis is planned.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: CLORETAZINE(TM) (VNP40101M), a unique sulfonylhydrazine alkylating agent, and Triapine(R), a potent inhibitor of a key step in DNA synthesis. In preclinical studies, Vion is also evaluating
KS119, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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